                                                                   EXHIBIT 10.17


                                  USA.NET, INC.



                            SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                              PAGE

SECTION 1.        AGREEMENT TO SELL AND PURCHASE...............................1

         1.1      Authorization of Shares......................................1
         1.2      Sale and Purchase............................................1

SECTION 2.        CLOSING, DELIVERY AND PAYMENT................................2

         2.1      Closing......................................................2
         2.2      Delivery.....................................................2
         2.3      Purchase Option..............................................2

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY................2

         3.1      Organization, Good Standing and Qualification................2
         3.2      Subsidiaries.................................................3
         3.3      Authorization................................................3
         3.4      Valid Issuance of Shares.....................................3
         3.5      Governmental Consents........................................3
         3.6      No Violatoin.................................................3
         3.7      Capitalization...............................................4
         3.8      Litigation...................................................4
         3.9      No Default...................................................4
         3.10     Employees....................................................5
         3.11     Patents and Trademarks.......................................5
         3.12     Transactions with Stockholders, Etc..........................5
         3.13     Registration Rights..........................................6
         3.14     Compliance with Laws.........................................6
         3.15     Material Contracts...........................................6
         3.16     Properties, Assets...........................................7
         3.17     Environmental and Safety Laws................................7
         3.18     Financial Statements.........................................7
         3.19     Tax Returns and Audits.......................................8
         3.20     Brokers or Finders...........................................8
         3.21     Minute Books.................................................8
         3.22     Disclosure...................................................8

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............8

         4.1      Authorization................................................8
         4.2      Purchase Entirely for Own Account............................9
         4.3      Investment Experience........................................9
         4.4      Accredited Investor..........................................9
         4.5      Restricted Securities........................................9
         4.6      Further Limitations on Disposition...........................9


                                       i.

SECTION 5.        CONDITIONS TO CLOSING........................................9

         5.1      Conditions to Purchaser's Obligations at the Closing.........9
         5.2      Conditions to Obligations of the Company....................11

SECTION 6.        INDEMNIFICATION.............................................12

         6.1      Use of Proceeds.............................................12
         6.2      Right of First Refusal to Acquire the Company...............12
         6.3      Negative Covenants..........................................13

SECTION 7.        MISCELLANEOUS...............................................13

         7.1      Press Releases..............................................13
         7.2      Governing Law...............................................13
         7.3      Survival....................................................13
         7.4      Successors and Assigns......................................13
         7.5      Entire Agreement............................................13
         7.6      Severability................................................14
         7.7      Amendment and Waiver........................................14
         7.8      Delays or Omissions.........................................14
         7.9      Notices.....................................................14
         7.10     Expenses....................................................14
         7.11     Attorneys' Fees.............................................14
         7.12     Titles and Subtitles........................................15
         7.13     Counterparts................................................15
         7.14     Broker's Fees...............................................15
         7.15     Specific Performance........................................15


                                      ii.

                                  USA.NET, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT



         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 8, 1997, by and among USA.NET, INC., a Delaware corporation (the "Company") and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. (the "Purchaser").



                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of one million fifty-five thousand one hundred fifty-eight (1,055,158) shares of its Series B Preferred Stock;

         WHEREAS, the Purchaser desires to purchase five hundred twenty-seven thousand five hundred seventy-nine (527,579) shares of Series B Preferred Stock (the "Shares"), and have the option to purchase a minimum of three hundred fifty-one thousand four hundred twenty-one (351,421) and up to a maximum of five hundred twenty-seven thousand five hundred seventy-nine (527,579) shares of Series B Preferred Stock on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to the Purchaser, and to grant the Purchaser the option to purchase such additional shares, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.        AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchaser of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, as amended, in the form attached hereto as Exhibit A (the "Restated Certificate").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Initial Closing the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the Shares at a purchase price of Five Dollars Sixty-Nine Cents ($5.69) per share.



                                       1.

SECTION 2.   CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Initial Closing") shall take place at 1:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302-6737, or at such other time or place as the Company and the Purchaser may mutually agree. The closing of the sale and purchase of the Shares under the purchaser option set forth in Section 2.3 below, shall take place at 1:00 p.m. on the date five (5) business days after the Company receives notice of Purchaser's election to buy the option shares, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302-6737, or at such other time or place as the Company and the Purchaser may mutually agree (the "Option Closing") (the Initial Closing and the Option Closing are referred to herein as the "Closing" and each such date is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Initial Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the number of Shares to be purchased at the Closing by the Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

         2.3 PURCHASER OPTION. At any time on or before the first anniversary of the Initial Closing (the "Option Period"), the Purchaser may purchase no less than a minimum of three hundred fifty-one thousand four hundred ninety-four (351,494) shares and up to a maximum of five hundred twenty-seven thousand five hundred seventy-nine (527,579) shares at a price of the lower of (i) Five Dollars Sixty-Nine Cents ($5.69) per share, or (ii) the price per share of the Preferred Stock in any of the Company's rounds of equity financing during the Option Period (the "Future Preferred") calculating the price per share of the Future Preferred by dividing such price of the Future Preferred by the number of shares of Common Stock into which a share of Future Preferred is convertible. Such sale shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by the Purchaser as set forth in Section 4 and the conditions to Purchaser's obligations to close set forth in Section 5 below. Any shares of Series B Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (the "Schedule of Exceptions") which exceptions shall be deemed to be representations and warranties as if made hereunder.

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of


                                       2.

Delaware and has all requisite corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and carry out the transactions contemplated by this Agreement, the Investor Rights Agreement attached hereto as Exhibit C and the Marketing Agreement attached hereto as Exhibit D (collectively, the "Agreements"). The Company is duly qualified to transact business and is in good standing under the laws of the State of Colorado. The Company has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted.

         3.2 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Conversion Shares has been taken, and this Agreement and the Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) to the extent the indemnification provisions contained in Section 2.9 of the Investors' Rights Agreement may be limited by applicable federal or state securities laws and (iv) except to the extent that the amount of attorneys' fees recoverable in any lawsuit is subject to the supervisory powers and discretion of the court.

         3.4 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration referred to herein will be duly authorized and validly issued, fully paid and nonassessable, and Purchaser will have acquired good and marketable title to such securities, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

         3.5 GOVERNMENTAL CONSENTS. Other than the filing of the Restated Certificate, no consents, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares and the Conversion Shares or the consummation of any other transaction contemplated hereby.

         3.6 NO VIOLATION. The execution, delivery and performance of this Agreement and each of the Agreements does not and will not, with or without the passage of time or the giving of notice or both (a) violate any provision of law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body by which the Company is bound or (b) conflict with or result in any breach of the terms of or constitute a default (or give any rise


                                       3.

to any right of termination, cancellation or acceleration) under, or result in a right of termination or acceleration under, or the creation of any lien, claim or encumbrance upon any of the properties or assets of the Company under (i) its Certificate of Incorporation or Bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or its assets may be bound.

         3.7 CAPITALIZATION. At the date hereof, the Company's authorized capital stock will consist of 12,844,842 shares of Common Stock and 2,155,158 shares of Preferred Stock of which 1,100,000 are designated Series A Preferred Stock and 1,055,158 are designated Series B Preferred Stock. Immediately after the Closing, the issued and outstanding capital stock of the Company shall be as set forth on Exhibit E. All issued and outstanding shares of Common Stock and Series A Preferred Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The outstanding shares of Series A Preferred Stock and Common Stock are owned by the shareholders and in the numbers specified on Exhibit E attached hereto. Except for 530,230 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan and except as may be granted pursuant to the Agreements, there are not outstanding any options, warrants, rights (including conversion or preemptive rights), commitments, or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge without investigation, there is no agreement or understanding between any Persons which affects or relates to the voting or giving of written consents with respect to any security or any director of the Company.

         3.8 LITIGATION. There is no action, suit or proceeding pending against, or to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement or the Agreements, or the right of the Company to enter into any of such Agreements, or to consummate the transactions contemplated hereby or thereby, or which could result either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company, nor is the Company aware that there is any valid basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.


                                       4.

         3.9 NO DEFAULT. The Company is not in violation or default under any provision of its Certificate of Incorporation or its Bylaws, each as in effect at the Closing. The Company is not in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company, or any note, indenture, mortgage, lease, agreement, contract, purchase order or other obligation. There exists no condition, event or act which after notice, lapse of time, or both, is reasonably likely to constitute a default by the Company under any of the foregoing.

         3.10 EMPLOYEES. The Company does not employ anyone to perform services for the Company except in the capacity of an employee or consultant. Each employee of and consultant to the Company has executed a Proprietary Information and Inventions Agreement in substantially the form of Exhibit G. To the best knowledge of the Company, no officer or employee is in violation of such Proprietary Information and Inventions Agreement. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement or with any collective bargaining agent. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company. The employment of each officer and employee of the Company is terminable at the will of the Company. Neither the Company nor any employee is a party to, or is bound by, any agreement which would limit in any material respect: (a) any employee's ability to perform his obligations as a full time employee of the Company; or (b) the Company's or any employee's ability or authority to engage in any and all lines of business in which the Company currently engages or proposes to engage as set forth in its current business plan.

         3.11 PATENTS AND TRADEMARKS. The Schedule of Exceptions contains a complete list of patents and pending patent applications and trademarks of the Company. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, domain names (as registered with InterNIC), proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted and has the unrestricted right to use the foregoing without the payment of any royalty. To the best of the Company's knowledge, all of the existing patents and trademarks of the company are valid and all of the pending and proposed patent applications and applications for registration of trademarks of the Company will result in the valid issuance of patents or registration of trademarks. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution nor delivery of this Agreement or the Agreements, nor the carrying on of the Company's business as currently


                                       5.

proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, any contract, covenant or instrument under which the Company is bound. To the best of the Company's knowledge, no employee of the Company is in violation of any terms of any employee contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company because of the nature of the business conducted or to be conducted by the Company.

         3.12 TRANSACTIONS WITH STOCKHOLDERS, ETC. No stockholder, employee, officer or director of the Company or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, no employee, officer or director has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own less than five percent (5%) of the stock in publicly traded companies that may compete with the company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         3.13 REGISTRATION RIGHTS. The Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued under any securities laws of any jurisdiction except as set forth in the Investors' Rights Agreement.

         3.14 COMPLIANCE WITH LAWS. The Company has at all times conducted and is now conducting its business in compliance with all laws, rules and regulations applicable to it. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or similar authority.


                                       6.

         3.15     MATERIAL CONTRACTS

                  (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $75,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) The Schedule of Exceptions contains a true and complete list of all Material Contracts (as defined below) in effect on the date hereof. Each Material Contract is in full force and effect and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms. Neither the Company nor to the Company's knowledge, any other party to any such contract is in default of any provision thereof. "Material Contract" means any agreement to which the Company is a party, and which involves or relates to (A) any current or future employment or consulting arrangement; (B) any labor union or collective bargaining agreement; (C) any indebtedness for borrowed money or other loan or financing arrangement or any liability on any other debt or other obligation; (D) any agreement to which any governmental authority is a party;
(E) any transaction not in the ordinary course of business; (F) any agreement involving prospective obligations or the right to receive in the aggregate in excess of $25,000; (G) any agreement with the stockholders


                                       7.

(other than the Agreements); or (H) any mortgage, pledge, security agreement, financing statement or other document granting a lien, claim or encumbrance on any of the Company's properties or assets.

                  (f) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or its Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

         3.16 PROPERTIES, ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases, and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         3.17 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.18 FINANCIAL STATEMENTS. Attached hereto as Exhibit F are the unaudited financial statements at and for the period ended February 28, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") except for footnotes required by GAAP. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 1997 (the "Statement Date") which in the aggregate do not exceed Seventy-Five Thousand Dollars ($75,000) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Since the Statement Date, there has not been any material adverse change in the financial condition of the Company.

         3.19 TAX RETURNS AND AUDITS. The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.


                                       8.

         3.20 BROKERS OR FINDERS. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

         3.21 MINUTE BOOKS. The minute books of the Company provided to the Purchaser contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.22 DISCLOSURE. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Purchaser pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Purchaser, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections.

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows:

         4.1 AUTHORIZATION. The Agreements constitute and will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) to the extent the indemnification provisions of
Section 2.9 of the Investors' Rights Agreement may be limited by applicable federal or state securities laws and (iv) except to the extent that the amount of attorneys' fees recoverable in any lawsuit is subject to the supervisory powers and discretion of the court.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Shares to be received by Purchaser and the Conversion Shares will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares or Conversion Shares. Purchaser represents that it has full power and authority to enter into this Agreement.


                                       9.

         4.3 INVESTMENT EXPERIENCE. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company.

         4.4 ACCREDITED INVESTOR. Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Act"), as presently in effect.

         4.5 RESTRICTED SECURITIES. Purchaser understands that the Shares and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4.6 FURTHER LIMITATIONS ON DISPOSITION. Purchaser acknowledges that the Shares and, if issued, the Conversion Shares, are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 5.   CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject, and no action is pending seeking to prevent such sale and issuance.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Agreements (except for such as may be properly obtained subsequent to the Closing).


                                      10.

                  (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to the Purchaser or its counsel, copies of all corporate documents of the Company as the Purchaser shall reasonably request.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsection (a) of this Section 5.1 have been satisfied.

                  (h) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

                  (i) MARKETING AGREEMENT. A Marketing Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Company and the Purchaser.

                  (j) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be three members and the Board shall consist of John Street, Mary Beazley and a representative designated by Purchaser.

                  (k) LEGAL OPINION. The Purchaser shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

                  (l) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the Statement Date.

                  (m) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and their special counsel, and the Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                      11.

                  (n) STOCK RESTRICTION AGREEMENTS AND NON-COMPETE. John Street, Mary Beazley and Walter J. Frank, Jr. shall have entered into the Stock Restriction Agreements attached hereto as Exhibits I-1, I-2 and
I-3,respectively, and John Street shall have entered into the Non-Compete Agreement attached hereto as Exhibit J.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to each such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

                  (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchaser.

                  (e) MARKETING AGREEMENT. A Marketing Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Company and the Purchaser.

                  (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Agreements (except for such as may be properly obtained subsequent to the Closing).

SECTION 6.   COVENANTS.

         6.1 USE OF PROCEEDS. The Company shall use $1,000,000 of the proceeds from the Initial Closing and $1,000,000 of the proceeds from the exercise of the purchaser option set forth in Section 2.3 above, for the purposes set forth in
Section 2(d) of the Marketing Agreement.

         6.2 RIGHT OF FIRST REFUSAL TO ACQUIRE THE COMPANY. The Company hereby grants the Purchaser the right of first refusal to acquire the Company according to the following terms:


                                      12.

                  (a) The Company shall notify Purchaser in writing in the event that either (i) the Board of Directors of the Company determines that it is in the best interests of the stockholders to sell the Company and elects to actively shop the Company (the "Shop"), (ii) the Company has received a bona fide offer to purchase the Company (the "Bona Fide Offer), or (iii) the Board of Directors of the Company determines that it is in the best interests of the Company to undertake an underwritten public offering and the Company has received written notice of the approval of such an offering by the commitment committee (or similar body) of the lead managing underwriter (the "Underwriter") (the "IPO"); provided, however, that such IPO shall be firmly underwritten and such Underwriter shall be an underwriter of recognized national standing. In the case of the Shop, such notification shall include all terms and conditions on which the Company desires to sell the Company. In the case of the receipt of a Bona Fide Offer, such notification shall include all terms and conditions of the offer (including the identity of the offering party, the total consideration offered and the method of paying the consideration). In the case of the IPO, such notification shall include the valuation proposed by the Underwriter. This
Section 6.2 is intended to apply to a sale or purchase of the Company regardless of its form, including a sale or other disposition of substantially all of the assets of the Company or a merger, consolidation or reorganization.

                  (b) Within thirty (30) days of receipt of such notice with respect to a Shop or a Bona Fide Offer, Purchaser will have the right to acquire the Company on the same terms and conditions as are set forth in the above notice. Within twenty (20) days of receipt of such notice with respect to an IPO, Purchaser will have the right to acquire the Company at the valuation proposed by the Underwriter. The thirty (30) and twenty (20) day periods are referred to collectively herein as the "Option Periods" and individually as an "Option Period").

                  (c) In the event Purchaser elects not to acquire the Company within such Option Period, then the Company may, within a ninety (90) day period following expiration of an Option Period, (i) seek a purchaser for the Company on the terms set forth in the Shop notice, (ii) accept the Bona Fide Offer; provided, that such sale or merger may be on terms no more favorable to the acquiror than those stated in the Bona Fide Offer and notice, or (iii) complete the IPO. In the case of subsection 6.2(c)(i) above, if the Company identifies a purchaser for the Company, then the Company shall provide Purchaser with notice pursuant to subsection 6.2(a)(ii) above and Purchaser shall have the right of first refusal with respect to such sale as set forth in this Section 6.2. If such sale or merger or IPO is not completed in such ninety (90) day period, the procedures set forth in this Section 6.2 must be complied with again.

         6.3 NEGATIVE COVENANTS. So long as Purchaser owns at least 250,000 shares of Series B Stock, the Company may not without the approval of the representative of the Series B Stock on the Company's Board of Directors:

                  (a) issue any debt security in a single transaction or a series of related transactions with an aggregate principal amount in excess of fifty percent (50%) of the Company's equity at the closing of such financing;


                                      13.

                  (b) acquire or obtain a ten percent (10%) or greater interest in, or permit any subsidiary of the Company to acquire or obtain a ten percent (10%) or greater interest in, any stock or other securities of any other corporation, partnership or entity;

                  (c) declare or pay any dividends on any shares of Common Stock other than in compliance with Article IV (D)(1) of the Restated Certificate; provided, however, that repurchase of such shares may be made in connection with any Restricted Stock Purchase Agreement between the Company and any employee; or

                  (d) sell any Shares which Purchaser does not purchase pursuant to the Purchaser Option set forth in Section 2.3 above to any third party.

SECTION 7.        MISCELLANEOUS.

         7.1 PRESS RELEASES. Except as otherwise required by law, on or prior to the Closing Date, Purchaser, on the one hand and the Company, on the other, may not issue or cause publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party.

         7.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to conflict of law principles, with the exception that matters of corporate law shall be governed by the laws of the State of Delaware.

         7.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                      14.

         7.7 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser and the obligations of the Company and the rights of the Purchaser under the Agreement may be waived only with the written consent of the Company and the Purchaser.

         7.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, the Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature page attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.10 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the Agreements.

         7.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


                                      15.

         7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

         7.15 SPECIFIC PERFORMANCE. Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance of or compliance with the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.


                                      16.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



COMPANY:                                      PURCHASER:

USA.NET, INC.                                 AMERICAN EXPRESS TRAVEL RELATED
                                              SERVICES COMPANY, INC.


                                              By: /s/ Anne Busquet
                                                 -------------------------------

                                              Title:  President, AERS
                                                    ----------------------------

By:  /s/ John Street                          By:
   ------------------------------------          -------------------------------
     John Street
     Chairman of the Board, Chief             Title:
     Executive Officer and President                ----------------------------
     102 S. Tejon, Suite 220
     Colorado Springs, CO  80903              Address: American Express Tower
     Phone:  (719) 520-0852                            World Financial Center
     (719) 520-5372 (facsimile)                        New York, NY 10285
                                                       Attn: Vice President, New
                                                             Business
                                                       Development, AERS
                                                       Phone: 212-640-1381
                                                       Facsimile: 212-619-7042


                                      17.

                   FIRST AMENDMENT TO SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT

         This First Amendment to that certain Series B Preferred Stock Purchase Agreement, dated as of April 8, 1997 (the "Purchase Agreement"), is entered into as of the 10th day of October, 1997, by and between USA.NET, Inc., a Delaware corporation (the "Company") and American Express Travel Related Services Company, Inc. ("TRS").

         WHEREAS, the Company and TRS entered into the Purchase Agreement pursuant to which TRS, under certain circumstances, was granted a right of first refusal to acquire the Company as set forth in Section 6.2 of the Purchase Agreement; and

         WHEREAS, in connection with the sale of the Company's Series C Preferred Stock to certain investors pursuant to the terms of that certain Series C Preferred Stock Purchase Agreement, to be dated on or about October 10, 1997 (the "Series C Purchase Agreement"), such investors have requested that the right of first refusal be terminated in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

         1. Section 6.2 of the Purchase Agreement is deleted in its entirety and has no further force or effect.

         2. Except as set forth herein, the Purchase Agreement shall remain in full force and effect.

         3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date set forth above.

USA.NET, INC.                                 AMERICAN EXPRESS TRAVEL RELATED
                                              SERVICES COMPANY, INC.

By:  /s/ John Street                          By: /s/ Anne Busquet
   ------------------------------------          -------------------------------
         John Street                          Title: President, AERS
         Chairman of the Board,                     ----------------------------
         Chief Executive Officer and          By:
         President                               -------------------------------
                                              Title:
                                                    ----------------------------

                               SECOND AMENDMENT TO
                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Second Amendment to that certain Series B Preferred Stock Purchase Agreement, dated as of April 8, 1997, as amended on October 17, 1997 (the "Purchase Agreement") is entered into as of March 23, 1998, by and between USA.NET, INC., a Delaware corporation (the "Company") and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company and the Purchaser entered into the Purchase Agreement pursuant to which Purchaser purchased from the Company 527,579 shares of the Company's Series B Preferred Stock;

         WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, Purchaser has the option to purchase up to 527,579 shares of Series B Preferred Stock on or before April 8, 1998;

         WHEREAS, in accordance with Section 2.3 and Section 7.7 of the Purchase Agreement, the Company and the Purchaser wish to enter into this Second Amendment to make certain amendments to the Purchase Agreement and to permit Purchaser to exercise its option to purchase additional shares of Series B Preferred Stock of the Company.

         In consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1.       PURCHASE AND SALE; CLOSING

         1.1 Subject to the terms and conditions hereof, and in reliance upon the representations contained herein or incorporated by reference, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company 356,073 shares of Series B Preferred Stock at a purchase price of Five Dollars and Sixty-Nine Cents ($5.69) per share (the "Additional Shares"). The Company and Purchaser agree that the Schedule of Purchasers shall be amended to read as set forth on Exhibit A hereto.

         1.2 The closing of the sale and purchase of the Additional Shares (the "Second Closing") shall take place on the date hereof at the offices of Cooley Godward LLP, 2595 Canyon Blvd., Suite 250, Boulder, CO 80302, or at such other time or place as the Company and the Additional Purchaser may mutually agree. The Second Closing shall be held simultaneously with the closing of the sale and issuance of an aggregate of 1,223,294 shares of the Company's Series C Preferred Stock pursuant to that certain First Amendment to Series C Preferred Stock Purchase Agreement. At the Second Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the number of Additional Shares purchased from the Company against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer or check made payable to the order of the Company.


                                       1.

2.       PURCHASE AGREEMENT

         2.1 All capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

         2.2 The Purchase Agreement and the Schedule of Purchasers thereto are hereby amended to provide that (i) the Purchaser makes, as of the Second Closing, all representations and warranties therein, including, without limitation, the representations and warranties in Section 4 of the Purchase Agreement regarding investment intent, the Purchaser's qualifications and other matters; (ii) the Additional Shares shall be deemed to be "Shares" for all purposes under the Purchase Agreement; (iii) references in the Purchase Agreement to the "Closing" shall be deemed to refer to the Second Closing for purposes of the purchase of the Additional Shares hereunder.

         2.3 The Company hereby represents and warrants to the Purchaser that the representations and warranties of the Company made in Section 3 of the Purchase Agreement are true and correct in all material respects as of the date of the Second Closing except (i) as set forth on the updated Schedule of Exceptions delivered to Purchaser, (ii) the references in such representations to the unaudited financial statements of the Company at and as of February 28, 1997, and as to changes since such date shall be deemed to refer to the unaudited financial statements of the Company as of December 31, 1997, and the unaudited balance sheet and income statement for the month ended January 31, 1998, copies of which are attached hereto as Exhibit B, and to changes as of January 31, 1998 and (iii) references in such representations to dollar values of $25,000 and $75,000 shall be deemed to refer to dollar values of $50,000 and $100,000.

         2.4 Notwithstanding Section 6.1 of the Purchase Agreement, the Company and Purchaser hereby agree that the Company shall use one-third (1/3) of the proceeds from the sale of the Additional Shares for the purposes set forth in
Section 2(d) of the Marketing Agreement.

3. CONDITIONS TO ADDITIONAL OBLIGATIONS AT THE SECOND CLOSING. In lieu of the conditions of the Purchaser's obligations at the Second Closing set forth in
Section 5 of the Purchase Agreement, the Purchaser's obligations to purchase the Additional Shares at the Second Closing are subject to the satisfaction, at or prior to the Second Closing, of the following conditions:

         3.1 REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 of the Purchase Agreement shall be true and correct in all material respects as of the Second Closing with the same force and effect as if they had been made on such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing.

         3.2 LEGAL INVESTMENT. On the date of the Second Closing, the sale and issuance of the Additional Shares and the proposed issuance of the Conversion Shares shall be legally


                                       2.

permitted by all laws and regulations to which the Purchaser and the Company are subject, and no action is pending seeking to prevent such sale and issuance.

         3.3 CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Purchase Agreement and the Agreements (except for such as may be properly obtained subsequent to the Second Closing).

         3.4 CORPORATE DOCUMENTS. The Company shall have delivered to the Purchaser or its counsel copies of all corporate documents of the Company as the Purchaser shall reasonably request.

         3.5 RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

         3.6 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President of the Company, dated the date of the Second Closing, to the effect that the conditions specified in Section 3.1 hereof have been satisfied and that the Company has issued and sold a sufficient number of shares of Series C Preferred Stock pursuant to the First Amendment to the Series C Preferred Stock Purchase Agreement such that, after giving effect to the sale of the Additional Shares hereunder, Purchaser shall own less than twenty percent (20%) of the outstanding capital stock of the Company.

         3.7 LEGAL OPINION. The Purchaser shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Second Closing, in substantially the form rendered at the Initial Closing.

         3.8 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since January 31, 1998.

         3.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5. OTHER TERMS AND CONDITIONS. All other terms and conditions of the Purchase Agreement shall remain in full force and effect.



                                       3.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





                                       4.

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                                PURCHASER:

USA.NET, INC.                                           AMERICAN EXPRESS TRAVEL RELATED
                                                        SERVICES COMPANY, INC.

By:  /s/ John W. Street                                 By:  /s/ Larry Kutscher
   ----------------------------------------------          -----------------------------------
         John W. Street
         Chairman of the Board, Chief Executive         Title:  Vice President
         Officer and President                                --------------------------------
         1155 Kelly Johnson Blvd., Suite 400            By:
         Colorado Springs, CO  80920                       -----------------------------------
         Phone:  (719) 265-2930                         Title:
         Facsimile:  (719) 265-2923                           --------------------------------

                                                        ADDRESS:
                                                        American Express Tower
                                                        World Financial Center
                                                        New York, NY  10285
                                                        Attn:  Vice President, New Business
                                                        Development, AERS
                                                        Phone:  (212) 640-1381
                                                        Facsimile:  (212) 619-7042


                                       5.